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                                                                    EXHIBIT 23.2

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors and Stockholders
Kahler Realty Corporation and Subsidiaries:

  We consent to the use of our reports included herein and to the reference to our firm under the heading "EXPERTS".

                                          KPMG Peat Marwick LLP

Chicago, Illinois

August 31, 1995